1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-272984) of Centrus Energy Corp. of our report dated February 22, 2023 relating to the financial statements, which appears in this Form 10-K. /s/ PricewaterhouseCoopers LLP Baltimore, Maryland February 7, 2025